                                                                  EXHIBIT 4.5(a)


                        LYONDELL PETROCHEMICAL COMPANY

                                      AND

                    CONTINENTAL BANK, NATIONAL ASSOCIATION,

                                                          Trustee
                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of March 10, 1992

                                    to the

                                   INDENTURE

                          Dated as of March 10, 1992

                             --------------------

                             8.25% Notes Due 1997

                             9.125% Notes Due 2002

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
            Recitals of the Company.......................................  1
Section 1.  Terms Defined in the Indenture................................  1
Section 2.  Designation...................................................  1
Section 3.  Dating of the Notes...........................................  2
Section 4.  Maximum Aggregate Outstanding Amount..........................  2
Section 5.  Stated Maturity...............................................  2
Section 6.  Denomination of Notes.........................................  2
Section 7.  Payments of Principal and Interest, Record Dates..............  3
Section 8.  Place of Payment..............................................  4
Section 9.  Form of Notes.................................................  4
Section 10. Ranking.......................................................  4
Section 11. Defeasance....................................................  4
Section 12. Definition of Restricted Property and Subsidiary;
            Limitation on Olefins Subsidiary..............................  5
Section 13. Concerning the Trustee........................................  5
Section 14. Governing Law.................................................  6
Section 15. Counterparts..................................................  6
Section 16. Miscellaneous ................................................  6

    FIRST SUPPLEMENTAL INDENTURE, dated as of March 10, 1992 (the "Supplement"), between LYONDELL PETROCHEMICAL COMPANY, a Delaware corporation (the "Company"), and Continental Bank, National Association, a national banking association (the "Trustee"), as Trustee under an Indenture, dated as of March 10, 1992 (the "Indenture").

                            RECITALS OF THE COMPANY

    The Company has previously executed and delivered to the Trustee the Indenture. Sections 2.01 and 11.01 of the Indenture provide, among other things, that the Company, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a series of Securities and specifying the terms and form of each series of Securities. The Board of Directors of the Company has duly authorized the creation, issuance, execution and delivery of two series of notes consisting of the 8.25% Notes Due 1997 (the "1997 Notes") and the 9.125% Notes Due 2002 (the "1997 Notes") in the maximum aggregate principal amount of $200,000,000.

    The Company and the Trustee are executing and delivering this Supplement in order to provide for the issuance of the 1997 Notes and the 2002 Notes (collectively the "Notes"). All things necessary to make this Supplement a valid and legally binding agreement of the Company have been done.

                                   AGREEMENT

    For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed as follows:

                                  SECTION 1.

                        TERMS DEFINED IN THE INDENTURE.

    All capitalized terms that are used in this Supplement and that are defined in the Indenture shall have the meanings assigned to them in the Indenture, except to the extent that such terms are otherwise defined or amended in this Supplement.

                                  SECTION 2.

                                 DESIGNATION.

    The Notes are hereby created and shall be issuable in two series; the 1997 Notes shall be designated as the "8.25% Notes Due 1997" and the 2002 Notes shall be designated as the "9.125% Notes Due 2002."

                                  SECTION 3.

                             DATING OF THE NOTES.

    The Notes shall be dated the date of authentication.

                                  SECTION 4.

                     MAXIMUM AGGREGATE OUTSTANDING AMOUNT.

    The maximum aggregate principal amount of the 1997 Notes and 2002 Notes that may be authenticated and delivered under this Supplement is limited to $100,000,000 and $100,000,000, respectively, except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 3.03 or 11.04 of the Indenture.

                                  SECTION 5.

                               STATED MATURITY.

    The principal amount of the 1997 Notes shall be due and payable on March 15, 1997. The principal amount of the 2002 Notes shall be due and payable on March 15, 2002.

                                  SECTION 6.

                            DENOMINATION OF NOTES.

    The Notes initially will be represented by one or more global securities (the "Global Securities") deposited with The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Except as set forth below, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The term "Depository" refers to DTC or any successor depository.

    Upon the issuance by the Company of the Notes represented by the Global Securities, the Depository or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Securities to the accounts of participants. Ownership of beneficial interests in the Notes represented by the Global Securities will be limited to persons who have accounts with DTC ("participants") or persons that hold interests through participants. Ownership of such beneficial interests in the Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to interests of participants in the Depository), or by participants in the Depository or persons that may hold interests through such participants (with respect to persons other than participants in the Depository).

    So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, the Depository or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Notes represented by Global Securities will not be entitled to have the Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the Holders thereof under the Indenture.

    Payments of principal and interest on the Notes represented by Global Securities registered in the name of the Depository or its nominee will be made by the Company through the paying agent to the Depository or its nominee, as the case may be, as the registered owner of the Notes represented by such Global Securities.

    If the Depository is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue individual Notes in definitive form in exchange for the Global Securities. In addition, the Company may at any time and in its sole discretion determine not to have Global Securities, and, in such event, will issue individual Notes in definitive form in exchange for the Global Securities. In either instance, the Company will issue Notes in definitive form, equal in aggregate principal amount to the Global Securities, in such names and in such principal amounts as the Depository shall request. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

    Neither the Company, the Trustee, any paying agent nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes represented by such Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                                  SECTION 7.

               PAYMENTS OF PRINCIPAL AND INTEREST, RECORD DATES.

    Each Note shall bear interest on its outstanding principal balance from March 19, 1992 at the following interest rates, until payment of the principal thereof has been made or duly provided for: the 1997 Notes, 8.25%; and the 2002 Notes, 9.125%. Interest on the Notes shall be paid semi-annually on March 15 and September 15, commencing on September 15, 1992. Interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months, from the later of: (1) March 19, 1992, or (2) the most recent Interest Payment Date next preceding the date of such Note to which interest has been paid or duly provided for (unless the date of such Note is an Interest Payment Date, in which case the date of such Note). Interest on the Notes shall be payable in lawful money of the United States of America.

    The principal of each Note shall be payable on the date due upon delivery and surrender of such Note to the Trustee at the Place of Payment in lawful money of the United States of America in next-day funds by check as provided in
Section 5.02 of the Indenture.

    The record date ("Record Date") for each Interest Payment Date shall be the close of business on the March 1 and September 1 next preceding each Interest Payment Date, whether or not such date shall be a Business Day.

    Any interest not paid on the Interest Payment Date therefor ("Defaulted Interest") may be paid to the person in whose name the Note is registered at the close of business on a special record date for the payment of such Defaulted Interest, notice of which shall be given by the Company to Holders of Notes not less than fifteen days prior to such special record date, or may be paid in any other lawful manner.

    At the option of the Company, payment of interest on each Note shall be made on each Interest Payment Date to the Holder of each Note at the close of business on the Record Date for each Interest Payment Date by check mailed to the Holder at its address as it appears on the registration books maintained by the Company pursuant to Section 2.05 of the Indenture or at any other address that is furnished to the Trustee in writing by the Holder at least 15 Business Days prior to the Interest Payment Date.

    Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Note that is not a Business Day need not be made on that day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no additional interest shall accrue as a result of such delayed payment. The Company shall pay any administrative costs imposed by banks in connection with any election by the Company, in its sole discretion, to make payments by wire transfer in accordance with the requirements of this Section 7, but any tax, assessment or governmental charge imposed upon or required to be withheld from payments shall be borne by the Holders of the Notes in respect to which payments are made.

                                   SECTION 8.

                               PLACE OF PAYMENT.

    The Place of Payment of the Notes shall be at the offices or agencies of the Trustee in Chicago, Illinois or the Borough of Manhattan, the City of New York, New York, which shall be maintained for such purpose in accordance with Section
5.02 of the Indenture.

                                  SECTION 9.

                                FORM OF NOTES.

    The form of the 1997 Notes and the 2002 Notes are attached hereto as Exhibits A-I and A-II, respectively. Each of the 1997 Notes shall be numbered consecutively from A-1 upward. Each of the 2002 Notes shall be numbered consecutively from B-1 upward. The Notes shall bear CUSIP numbers, but any failure to indicate or any error in such CUSIP numbers shall not in any way affect the validity of the Notes.

                                  SECTION 10.

                                   RANKING.

    The Notes shall constitute unsecured and unsubordinated indebtedness of the Company and shall rank pari passu with any other unsecured and unsubordinated indebtedness of the Company.

                                  SECTION 11.

                                  DEFEASANCE.

    The Notes shall be subject to defeasance as provided in Article Fourteen of the Indenture. Upon any defeasance of the 1997 Notes or 2002 Notes, the Company shall cease to be under any obligation to comply with any term, provision or condition of Section 12 of this Supplement.

                                  SECTION 12.

               DEFINITION OF RESTRICTED PROPERTY AND SUBSIDIARY;

                    LIMITATION ON OLEFINS SUBSIDIARY DEBT.

    The definition of Restricted Property in the Indenture shall be amended (i) to include any plant for the refining of petroleum or the production of petrochemicals that as of the date hereof is leased by the Company or its Subsidiary. The definition of Restricted Subsidiary in the Indenture shall be amended to include any Subsidiary that as of the date hereof leases Restricted Property.

    During any period that title to the Company's two olefins plants located at Channelview, Texas ("Olefins Plants") is owned by one or more Subsidiaries (for purposes of this Section 12 hereinafter referred to collectively as the "Olefins Subsidiary"), the Company shall not permit any Olefins Subsidiary to issue, guarantee, assume, incur or have outstanding directly or indirectly, any Debt (as defined in Section 5.03 of the Indenture); provided, however, that this limitation shall not apply to Debt secured by Mortgages permissible under clauses (a) through (h) of Section 5.03 of the Indenture; and, further provided, that the term Olefins Plants shall not include (i) the Company's methanol plant and other petrochemical processing units located on the same site as the Olefins Plants, or (ii) the polypropylene plant or the low density polyethylene plant located in Pasadena, Texas that as of the date hereof is owned by a Subsidiary of the Company. Notwithstanding the foregoing, an Olefins Subsidiary may issue, assume, guarantee or have outstanding Debt which would otherwise be subject to the foregoing restriction in an aggregate principal amount which, together with the outstanding principal amount of (A) any Debt permitted under the last paragraph of Section 5.03 of the Indenture and (B) all other Debt of an Olefins Subsidiary subject to the foregoing restriction, does not at any one time exceed the greater of $50 million or 10% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries.

    Except as provided above, the definitions contained in, and Section 5.03 of, the Indenture shall remain unchanged. The amendments and provisions set forth in this Section 12 shall not affect any Security of any series created after the date of this Supplement.

                                  SECTION 13.

                            CONCERNING THE TRUSTEE.

    (A) Subject to the provisions of the Trust Indenture Act of 1939, Section
8.02 of the Indenture shall be amended to add the following clause as Clause
(i):

    "(i) the Trustee shall not be required to take notice of or be deemed to have notice of any Event of Default under the Indenture, except for Events of Default specified in Subsection (a), (b) or (c) of Section 7.01 of the Indenture, unless the Trustee shall be specifically notified in writing of such Event of Default by the Company or any Holder of the Notes, and all notices in order to be effective must be delivered to the Principal Office of the Trustee, and in the absence of such notice so delivered, the Trustee may conclusively assume there is no Event of Default except as aforementioned."

    (B) Subject to the provisions of the Trust Indenture Act of 1939, Section
9.04 of the Indenture shall be amended to add at the end of Section 9.04 the following paragraph:

    "Upon request of the Trustee, the Company shall furnish the Trustee promptly an Officer's Certificate listing and identifying all Notes if any, known by the Company to be owned or held by or for the account of any of the above described persons; and subject to Sec. 8.01, the Trustee shall be authorized to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and the fact that all Notes not listed therein are outstanding for the purpose of any such determination."

    (C) Except as provided above, Sections 8.02 and 9.04 of the Indenture shall remain unchanged. The amendments and provisions set forth in this Section 13 shall not affect any Security of any series created after the date of this Supplement.

                                  SECTION 14.

                                GOVERNING LAW.

    THIS SUPPLEMENT AND EACH NOTE ISSUED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                                  SECTION 15.

                                 COUNTERPARTS.

    This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but both of which shall together constitute but one and the same instrument.

                                  SECTION 16.

                                MISCELLANEOUS.

    (a) Except as expressly amended and supplemented by this Supplement, the Indenture shall remain unchanged and in full force and effect.

    (b) This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof.

    IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          LYONDELL PETROCHEMICAL COMPANY


                                          By:  /s/ Russell S. Young
                                               -------------------------------
                                          Name:        Russell S. Young
                                          Title:  Vice President and Treasurer





                                          CONTINENTAL BANK, NATIONAL
                                          ASSOCIATION, as Trustee


                                          By:  /s/ Greg Jordan
                                               -------------------------------
                                          Name:        Greg Jordan
                                          Title:      Vice President

                                 EXHIBIT A-I

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                        LYONDELL PETROCHEMICAL COMPANY

                             8.25% NOTE DUE 1997               CUSIP 552078 AC 1

No. A-1                                                        $100,000,000

    LYONDELL PETROCHEMICAL COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $100,000,000 at the office or agency of the Trustee (herein defined) in The City of Chicago, Illinois or in the Borough of Manhattan, The City of New York, on March 15, 1997, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and to pay interest thereon from March 19, 1992, or from the most recent March 15 or September 15 next preceding the date of this Note to which interest has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid, in which case from the date of this Note), semiannually on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing September 15, 1992, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, until the principal hereof is paid or duly provided for. The interest so payable on any Interest Payment Date will be paid, except as provided in the Indenture (herein defined), to the person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of such person as such address shall appear in the register for the Notes. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of Chicago or The City of New York or The City of Houston.

    Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

    This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of March 10, 1992 (herein called the "Indenture"), duly executed and delivered by the Company to Continental Bank, National Association, as trustee (hereinafter called the "Trustee"), to which Indenture, and all indentures supplemental thereto, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, and any indentures supplemental thereto, the terms of the Indenture and any indentures supplemental thereto shall control. Each Holder of this Note by accepting the same, agrees to and shall be bound by the provisions of the Indenture.

    This Note is one of a series of Securities of the Company issued pursuant to the First Supplemental Indenture dated as of March 10, 1992 (herein called the "Supplement"), and the Indenture (as used herein the "Indenture" refers to the Indenture as supplemented by the Supplement) designated as the 8.25% Notes Due 1997 (herein called the "Notes") limited in aggregate principal amount to $100,000,000.

    In case an Event of Default with respect to the Notes shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount at Stated Maturity of the Securities at the time outstanding of each series affected by such supplemental indenture or indentures, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, or of any supplemental indenture or indentures, as such provisions apply to such Securities, or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Security of such series so affected, thereby, (i) extend the fixed maturity of any Security or reduce the rate or extend the time of payment of interest thereon or reduce the principal thereof or the time during which premium is payable thereon or change the method of computing the amount of principal thereof or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that provided in the Securities, or (ii) reduce the percentage in principal amount at Stated Maturity of the outstanding Securities, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults under, and their consequences provided for in, the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Note or such other Notes.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

    The Notes may not be redeemed prior to maturity. The Notes are unsecured obligations of the Company ranking pari passu without any preference among themselves and equally with all other unsecured indebtedness (other than subordinated indebtedness) of the Company from time to time outstanding.

    The Notes are issuable in registered form without coupons in denominations of $1,000 and whole multiples of $1,000 in excess of that amount. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without charge except for any tax or other governmental charge imposed in relation thereto, at the office or agency of the Trustee in The City of Chicago and in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

    Upon due presentment for registration of transfer of this Note at the office or agency of the Trustee in The City of Chicago or the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount at Stated Maturity will be issued to the transferee in exchange therefor, in the manner and subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in relation thereto.

    Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any registrar for the Notes may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of Ownership or other writing hereon by anyone other than the Company, any registrar for the Notes or the Trustee), for the purpose of receiving payment hereof or on account hereof, and for all other purposes (subject to the provisions of the first paragraph hereof), and neither the Company nor the Trustee nor any paying agent nor any registrar for the Notes shall be affected by any notice to the contrary.

    No recourse for the payment of the principal of or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or any indenture supplemental thereto, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

    Terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY has caused this instrument to be signed, manually or by facsimile, by its duly authorized officers, and its corporate seal to be printed, engraved or otherwise reproduced hereon, by facsimile or otherwise.

                        LYONDELL PETROCHEMICAL COMPANY


By                                        By

--------------------------------          -------------------------------------
Vice President and Treasurer              President and Chief Executive Officer

Dated: March 19, 1992

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    THIS IS ONE OF THE SECURITIES ISSUED UNDER THE WITHIN-MENTIONED INDENTURE.

                CONTINENTAL BANK, NATIONAL ASSOCIATION, AS TRUSTEE



                      BY _________________________________
                                Authorized Officer

Dated: March 19, 1992

                                 EXHIBIT A-II

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                        LYONDELL PETROCHEMICAL COMPANY

                             9.125% NOTE DUE 2002              CUSIP 552078 AD 9

No. B-1                                                        $100,000,000

    LYONDELL PETROCHEMICAL COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $100,000,000 at the office or agency of the Trustee (herein defined) in The City of Chicago, Illinois or in the Borough of Manhattan, The City of New York, on March 15, 2002, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and to pay interest thereon from March 19, 1992, or from the most recent March 15 or September 15 next preceding the date of this Note to which interest has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid, in which case from the date of this Note), semiannually on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing September 15, 1992, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, until the principal hereof is paid or duly provided for. The interest so payable on any Interest Payment Date will be paid, except as provided in the Indenture (herein defined), to the person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of such person as such address shall appear in the register for the Notes. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of Chicago or The City of New York or The City of Houston.

    Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

    This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of March 10, 1992 (herein called the "Indenture"), duly executed and delivered by the Company to Continental Bank, National Association, as trustee (hereinafter called the "Trustee"), to which Indenture, and all indentures supplemental thereto, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, and any indentures supplemental thereto, the terms of the

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

Indenture and any indentures supplemental thereto shall control. Each Holder of this Note by accepting the same, agrees to and shall be bound by the provisions of the Indenture.

    This Note is one of a series of Securities of the Company issued pursuant to the First Supplemental Indenture dated as of March 10, 1992 (herein called the "Supplement"), and the Indenture (as used herein the "Indenture" refers to the Indenture as supplemented by the Supplement) designated as the 9.125% Notes Due 2002 (herein called the "Notes") limited in aggregate principal amount to $100,000,000.

    In case an Event of Default with respect to the Notes shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount at Stated Maturity of the Securities at the time outstanding of each series affected by such supplemental indenture or indentures, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, or of any supplemental indenture or indentures, as such provisions apply to such Securities, or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Security of such series so affected, thereby, (i) extend the fixed maturity of any Security or reduce the rate or extend the time of payment of interest thereon or reduce the principal thereof or the time during which premium is payable thereon or change the method of computing the amount of principal thereof or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that provided in the Securities, or (ii) reduce the percentage in principal amount at Stated Maturity of the outstanding Securities, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults under, and their consequences provided for in, the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Note or such other Notes.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

    The Notes may not be redeemed prior to maturity. The Notes are unsecured obligations of the Company ranking pari passu without any preference among themselves and equally with all other unsecured indebtedness (other than subordinated indebtedness) of the Company from time to time outstanding.

    The Notes are issuable in registered form without coupons in denominations of $1,000 and whole multiples of $1,000 in excess of that amount. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without charge except for any tax or other governmental charge imposed in relation thereto, at the office or agency of the Trustee in The City of Chicago and in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

    Upon due presentment for registration of transfer of this Note at the office or agency of the Trustee in The City of Chicago or the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount at Stated Maturity will be issued to the transferee in exchange therefor, in the manner and subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in relation thereto.

    Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any registrar for the Notes may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company, any registrar for the Notes or the Trustee), for the purpose of receiving payment hereof or on account hereof, and for all other purposes (subject to the provisions of the first paragraph hereof), and neither the Company nor the Trustee nor any paying agent nor any registrar for the

Notes shall be affected by any notice to the contrary.

    No recourse for the payment of the principal of or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or any indenture supplemental thereto, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

    Terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY has caused this instrument to be signed, manually or by facsimile, by its duly authorized officers, and its corporate seal to be printed, engraved or otherwise reproduced hereon, by facsimile or otherwise.

                        LYONDELL PETROCHEMICAL COMPANY

By                                         By

---------------------------------          -----------------------------------
  Vice President and Treasurer             President and Chief Executive Officer

Dated: March 19, 1992

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    THIS IS ONE OF THE SECURITIES ISSUED UNDER THE WITHIN-MENTIONED INDENTURE.


              CONTINENTAL BANK, NATIONAL ASSOCIATION, AS TRUSTEE



                   By  ___________________________________
                              Authorized Officer

Dated: March 19, 1992


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